As filed with the Securities and Exchange Commission on August 10, 2016

Registration No. 333-203092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELP INTERNATIONAL, INC.

(fka HELP WORLDWIDE)

(Exact name of registrant as specified in its charter)

Nevada	8999
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

21050 Centre Pointe Parkway,

Santa Clarita, CA 91350

(661) 286-4334

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.

1212 S. Casino Center

Las Vegas, NV 89104

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterdowling.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

1212 S. Casino Center

Las Vegas, NV 89104

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterdowling.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐		Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee (2)
Common stock, par value $0.001 per share, for sale by Our Company	20,000,000	$0.50	$10,000,000.00	$1,162.00

(1)	Registration fee has been paid via Fedwire
(2)	Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The registrant understands that if the maximum aggregate offering price increases prior to the effective date of the registration statement, the registrant will file a pre-effective amendment to increase the dollar value being registered and pay an additional filing fee.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.50 per share. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2016.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

HELP INTERNATIONAL, INC.

(fka HELP WORLDWIDE)

20,000,000 Shares of Common Stock

This prospectus will also allow us to issue a minimum of 2,000,000 and a maximum of 20,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company once the company reaches its minimum. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.50 per share. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.50	$0.05	$0.45
Minimum	2,000,000	$1,000,000	$50,000	$950,000
Maximum	20,000,000	$10,000,000	$500,000	$9,500,000

(1)	Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2)	All expenses of this offering shall be borne by the Issuer.

Our Independent Registered Public Accounting Firm has raised substantial doubt about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 6 before purchasing our common stock.

Funds will be deposited in a separate Company account -- no escrow arrangements exist in relation to this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Company is a Shell Company as defined in the Exchange Act of 1934.

The date of this prospectus is August 10, 2016.

Unless otherwise specified, the information in this prospectus is set forth as of August 10, 2016, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Help International, Inc. See Cautionary Note Regarding Forward Looking Statements on page 9.

Our Company

The Company was formed on October 3, 2014 in the State of Nevada under the name Help Worldwide. On March 30, 2016 the name was changed to Help International, Inc. The Company has no operating history other than organizational matters. The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act. The Company is a Shell Company as defined in the Exchange Act of 1934. The Company is a separate and distinct company from Help Worldwide, Inc. in Delaware.

The Company is seeking to become a publicly traded company to raise substantial capital for its business operations. It intends to file a Form 8-A to register its common stock under the Exchange Act.

The Company has no current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or a person to be used as a vehicle for a private company to become a reporting company.

Business Strategy

Help International, Inc. may license technology that will revolutionize the way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations across the world.

The core business of Help International, Inc. will allow members (consumers), merchants, and non-profit organizations to join together in creating real change. Centered on a coopetition business model, Help International, Inc. intends to be a global network of socially-conscious consumers, businesses that want to make a difference, and charities seeking to support important causes around the world. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to help support humanity by generating charitable donations with everyday shopping.

With this goal in mind, the Help International, Inc. executive management team intend to create a new kind of loyalty and rewards membership, incorporating points, discounts, rewards, and charitable giving within one ultimate rewards package.

With a Help International, Inc. Membership, members will be able to earn points, discounts, deals, rewards, and cash back all while supporting the charity that is close to their heart. By joining Help International, Inc., members are able to support charitable causes in their local communities and/or globally with every transaction at a participating merchant.

Our executive offices are located at 21050 Centre Pointe Parkway, Santa Clarita, CA 91350. Our telephone number is (661) 286-4334.

The Offering

This prospectus covers up to 20,000,000 shares to be issued and sold by the company at a price of $0.50 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 20,000,000 shares of common stock of Help International, Inc. to be sold by the company at a price of $0.50 per share.

Initial Offering Price	The company will sell up to 20,000,000 shares at a price of $0.50 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.50 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 20,000,000 shares of common stock offered by it up to a maximum of 360 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6.

Limitations	Securities purchased in this offering have certain limitations on their re-sale pursuant to Rule 144 under the Securities Act.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in October 2014 but we have not yet begun full-scale operations. We have not proven that our business model will allow us to generate a profit. The Company has no operating history other than organizational matters and has generated no revenues since inception.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($70,307) as of March 31, 2016 and we expect to incur significant research and development expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets and the market price of our common stock. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2016 by, among other things, seeking investment by friends and family, but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to begin operations, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. The Company plans to attempt to raise additional equity capital by selling its shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Risks Relating to Our Business

Once we begin operations, our technology may be displaced by newer technology.

The credit card services industries are undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that would make our efforts non-competitive or obsolete. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. Failure to respond quickly will cause our sales and revenues to decline.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of credit card services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful services operated by proven companies that offer similar niches services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service, especially because our service will be brand new. If we cannot gain enough market share, our business and our financial performance will be adversely affected. We currently do not have any members, but do intend to have some once we begin operations. Given the uncertainty as to whether we can acquire members, there is a possibility that we may not be able to implement our intended business plan and strategies to achieve our objectives.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche credit card services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. Therefore, we may not be able to compete effectively and our business may fail.

Management not required to devote full time to the business of the Company.

It is not expected that the Company will require the Management to devote its full time to the Company’s affairs, but only such time as the affairs of the Company may reasonably require. Moreover, the Management may delegate certain duties and functions to others, which, at its sole discretion, it deems, sufficiently qualified. Mr. Stewart intends to work approximately 10 hours a week for the Nevada Company.

Investors not independently represented

The investors in the Company have not been represented by independent counsel in its organization, and the attorneys who have performed services for the Company have also represented the Management.

Conflicts of Interest

There are several areas in which the interests of the Management will conflict with those of the Company, which should be carefully considered (see “Conflicts of Interest”). We are dependent on our Management for our day-to-day management and do not have any independent officers or employees. Our officers, and our non-independent directors, also serve as employees of our Management and/or its affiliate(s). Our management agreement with our Management was negotiated between related parties and its terms, including fees payable, may not be as favorable to Company investors as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the ability of our Management and its officers and employees to engage in other business activities may reduce the time our Management and its officers and employees spend managing us.

A conflict of interest may come about by Mr. Stewart having the opportunity to use his position for personal financial gain or to benefit a company in which he has a financial interest. Alternatively, it may come about by Mr. Stewart having outside financial or other interests that may inappropriately influence the way in which he carries out his responsibilities. Under either of the foregoing conflicts of interest, the shareholder interests of Help International, Inc. may be harmed. Such conflicts may be derived, for example, by Mr. Stewart’s participation in Help International, Inc., a Delaware corporation. Business opportunities which arise which both companies could handle equally well will be directed to the Nevada Company.

Adverse changes in general economic conditions

The Company’s success is dependent upon the general economic conditions in the geographic areas in which a substantial number of the company’s potential customers operate. Adverse changes in national economic conditions or in the economic conditions of the regions in which a substantial number of the customers operate likely would have an adverse effect the Company’s financial results. This is especially true during the times that the Company is in its early stages.

Risks Relating to our Stock

The Offering price of $0.50 per share is arbitrary.

The Offering price of $0.50 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. The Company will apply to have its common stock quoted via the OTC Electronic Bulletin Board. Therefore, its common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our voting stock, one shareholder, Richard Stewart beneficially owns 99.5% of our total outstanding shares of voting stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

Our Company is a Shell Company as defined in the Exchange Act of 1934.

As such, our company cannot use Form S-8 and it has to comply with enhanced reporting requirements imposed on shell companies. It must also satisfy a number of conditions before restricted and control securities may be resold pursuant to Rule 144 under the Securities Act. Moreover, by virtue of being a Shell Company, our company may enjoy potential reduced liquidity or illiquidity of its securities. Our status as a Shell Company may also have a potential impact on our ability to attract additional capital through subsequent unregistered offerings.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because the Company will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

The Company has never paid dividends on its common stock and does not intend to do so in the foreseeable future. The Company intends to retain any future earnings to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase the Company’s common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 20,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	working capital;

•	technology purchases;

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering once the company reaches its minimum. However, the following table outlines management’s current anticipated use of proceeds given that the Company reaches its minimum offering. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ.. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000

Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Less: Offering Expenses*[1]	$125,000	$250,000	$375,000	$500,000
Less: Other Expenses**	$60,000	$60,000	$60,000	$60,000

Net Proceeds to the Company	$2,315,000	$4,690,000	$7,065,000	$9,440,000

Use of Proceeds:
Legal & Accounting	$200,000	$240,000	$240,000	$240,000
General Operational Expenses	$515,000	$1,250,000	$3,625,000	$6,000,000
Production & Development	$500,000	$1,000,000	$1,000,000	$1,000,000
Administrative Cost	$750,000	$1,000,000	$1,000,000	$1,000,000
IT Infrastructure (hardware/software)	$100,000	$200,000	$200,000	$200,000
Advertising & Promotion	$250,000	$500,000	$500,000	$500,000
Marketing/Sales Team	$250,000	$500,000	$500,000	$500,000

Total	$2,315,000	$4,690,000	$7,065,000	$9,440,000

*	Offering Expenses $0.05/share
**	Estimated expenses including legal, accounting and miscellaneous fees as described in Item 13.
[1] Offering expenses consists of legal expenses, accounting expenses, printing expenses, shipping expenses, etc.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015:

December 31, 2015
Current liabilities	$65,278

Stockholder’s deficit:

Common stock	100
Preferred Stock	20,000
Additional paid-in capital	(20,100)
Accumulated deficit	(65,278)
Total stockholders’ deficit	(65,278)

Total capitalization	$(65,278)

DILUTION

The net tangible book value of our company as of December 31, 2015 was ($65,278) or ($0.6528) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on December 31, 2015.

Our net tangible book value and our net tangible book value per share will be impacted by the 20,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.50 per share.

We are registering 20,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.50 per share, less potential underwriting discount or commissions equal to ten percent (10%) and estimated offering expenses, our net tangible book value and per common share dilution under various offering scenarios as of December 31, 2015, is illustrated in the following table:

	$10,000,000 Offering (100%)	$7,500,000 Offering (75%)	$5,000,000 Offering (50%)	$2,500,000 Offering (25%)

Number of current shares held	100,000	100,000	100,000	100,000
Number of new shares issued	20,000,000	15,000,000	10,000,000	5,000,000
Total number of shares held	20,100,000	15,100,000	10,100,000	5,100,000

Net tangible book value before this offering	$(65,278)	$(65,278)	$(65,278)	$(65,278)
Net proceeds to the company	$9,440,000	$7,065,000	$4,690,000	$2,315,000
Net tangible book value after this offering	$9,374,722	$6,999,722	$4,624,722	$2,249,722

Assumed public offering price per share	$0.50	$0.50	$0.50	$0.50
Net tangible book value per share before this offering	$(0.6528)	$(0.6528)	$(0.6528)	$(0.6528)
Increase attributable to new investors	$1.12	$1.11	$1.10	$1.09
Net tangible book value per share after this offering	$0.466	$0.464	$0.458	$0.441
Dilution per common share to new stockholders	$0.034	$0.036	$0.042	$0.059

Current Common Shareholders % after offering	0.50%	0.66%	1.00%	1.96%
Purchasers % of Common Shares after offering	99.50%	99.34%	99.00%	98.04%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of August 10, 2016, the Company has two (2) shareholders who hold 100% of its issued and outstanding voting stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on October 3, 2014 in the State of Nevada under the name Help Worldwide. On March 30, 2016 the name was changed to Help International, Inc. The Company has no operating history other than organizational matters.

Business Strategy

Help International, Inc. is a company incorporated in the State of Nevada.

Help International, Inc. hopes to license a technology that revolutionizes the way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations across the world.

The core business of Help International, Inc. intends to allow members (consumers), merchants, and non-profit organizations to join together in creating real change. Centered on a coopetition business model, Help International, Inc. is a global network of socially-conscious consumers, businesses that want to make a difference, and charities seeking to support important causes around the world. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to help support humanity by generating charitable donations with everyday shopping. Help International, Inc. currently does not have any members, but it does intend to have members once it begins its operations.

With the goal in mind, Help International, Inc. hopes to create the first loyalty Membership incorporating points, discounts, rewards and charitable giving within one ultimate rewards package.

With a Help International, Inc. Membership, members will be able to earn points, discounts, deals, rewards, and cash back while supporting the charity that is close to their heart. The technology that Help International, Inc. intends to acquire will be accessible anywhere in the world through merchants who have chosen to participate in the network, and therefore make a difference. Help International, Inc. plans to have many levels of participation available to merchants to choose from (e.g., points, rewards, discounts, and rebates). So long as a merchant is connected to the global network of commerce using an industry standard credit card and merchant account service, it will have the ability to participate in the network. The executive team believes that this level of inclusion will potentially make the reach of the Help International, Inc. Membership a potentially global, loyalty and rewards membership.

Vision

Help International, Inc.’s vision is a global, self-sustaining network creating “help” across the world, supporting charitable causes while benefiting both consumers and businesses alike. Ultimately, Help International, Inc. aims to become a global brand that is the leading name in merchant loyalty, the benchmark of cause-driven commerce and the symbol of effective charitable giving.

Mission

The mission of Help International, Inc. is to connect merchants with their customers through charity-driven loyalty programs. By joining merchants and loyal consumers together in the support of local and global charities, Help International, Inc. seeks to achieve its vision.

The company hopes that, the Help International, Inc. brand will be recognized as a major global transaction network – except our transactions deal in loyalty, information and customer rewards rather than transfer of finances. Both individuals and merchants will be informed about causes that matter to their community and the world – and both will be empowered to give back out of some portion of the value of their daily transactions. All payments to charities will be made on a non-voluntary basis and will be taken out of consumers’ processing fees. Participating merchants will be rewarded with a new and loyal customer base, free advertising across all mobile platforms associated with Help International, Inc., and will be recognized as a business within the community that is willing to give back.

Help International, Inc.’s Keys to Success

The anticipated primary keys to success of Help International, Inc. are the company’s ability to provide a quality product and new value propositions to stakeholders on a technology platform maintained by a core leadership team. The executive team will be committed to finding high quality products for the company’s customers. It will also seek to deliver new value propositions by continually looking for, introducing, and implementing new revenue streams to the company as opportunities become available. It will also be the core leadership team that maintains the technology platform, or the various licenses and technologies that will allow the members, merchants, and various rewards to be organized.

The Help Brand - HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to help support humanity by generating charitable donations with everyday shopping.

Centered on a coopetition business model, Help International, Inc. is a global network of socially conscious consumers, businesses that want to make a difference, and charities seeking to support important causes around the world.

By making coopetition available to the loyalty industry, Help International, Inc. becomes a “loyalty program for loyalty programs”. Consumers make this program possible because if the current loyalty program they belong to is not part of this global universal brand, they will gravitate to a program that offers the ability to shop anywhere to earn rewards. In contrast, customers who remain in a traditional loyalty program are only able to shop and earn rewards from the merchants of that particular program.

This adds value to the bottom lines of all the companies who join because suddenly they all are able to reciprocate among each other’s members and merchants.

Sales System Partners – Each of our partners would have its own marketing plan to penetrate different markets and its own method of distribution. Help International, Inc. provides assistance with the implementation the Advocate Program. The Advocate Program allows entities or individuals to enroll members and merchants into the Help International, Inc. network. Marketing plans are developed prior to contract signing followed by implementation.

The Help International, Inc. Difference

Billions of dollars in merchant discounts and coupons are deducted from purchases to entice consumers to shop at their locations. Marketing studies show that rewards/rebates have the same enticing draw to consumers with much benefit to the merchant. Help International, Inc. incentivizes consumers to shop at participating merchants by paying points, cash back and other rewards. By driving consumers into participating merchants, Help International, Inc. creates a newfound pathway to distribute those dollars to consumers, non-profit organizations, and others within the Help International, Inc. Network.

Charities: Utilizing Successful Fundraising Techniques

Charities worldwide depend on the generosity of businesses and donors to help support their causes. Help International, Inc. answers the challenges of fundraising by pairing technology with traditional fundraising techniques and accomplishes this without changing the dynamic of the once tried and true way that charities raise money. The only difference is the Help International, Inc. fundraising program allows participating charities to raise upfront and residual donations. Through cause-driven commerce, Help International, Inc. ensures that as long as there are consumers shopping, there are donations to fund the grand challenges of humanity.

Help International, Inc. offers merchants a package to: receive new customers, receive charity/exclusive group promotion and become known in the community as a business that supports the charities their customers care about. The program only costs when a Help International, Inc. member shops in their store. Help International, Inc. merchants are listed on all affiliated mobile applications, sites, and malls – increasing their exposure and promotion significantly. The Help International, Inc. network promotes their business and drives customers to them because they have chosen to make a difference and give back.

Charities

Help International, Inc. may offer various levels of charity involvement packages that may contain special benefits to the qualified non-profit organization.

Economics Background

Industry

The ‘loyalty industry’ is the economic sector that connects merchants and their customers through frequent flier miles, discount cards, rebate cards, member cards and the like. Despite placing over 1.3 billion cards on the street, the industry remains fragmented both technologically and operationally in ways that fail to provide the full value due to clients (merchants) and their customers. To overcome this fragmentation, Help International, Inc. aims to bring the LoyaltyShare business model into the sphere of global commerce to provide a global platform for loyalty coalitions and inter-program ‘coopetition’. LoyaltyShare is designed to allow existing ‘closed loop’ loyalty programs to become ‘open loop’ players in a national and global field of merchants, members, and competing loyalty value propositions.

At a time when the average US household belongs to 12 loyalty programs, and the number of loyalty memberships is more than 4 times the population, Help International, Inc. believes it is in a unique position to bring greater efficiency, better technology, and to overlay a whole new business model for loyalty programs, in which Help International, Inc. intends to become the key facilitator of global information and loyalty transactions.

Consumer Market Size

With the average U.S. household belonging to not less than 12 loyalty rewards programs, the consumer market in the U.S. is heavily saturated with rewards, discount and rebate programs.

For an innovative new product, the near ubiquity in the consumer market may be seen as an opportunity rather than a threat – the open door to usher in ‘Loyalty 2.0’. Other practical, technological and psychological effects of the current marketplace both enlarge and reinforce that opportunity.

Key Advantage: Consumer Familiarity

Perhaps the most promising result of the widespread nature of loyalty programs is broad and deep consumer familiarity with the loyalty rewards model, and a comfort and desire to use their programs effectively. This means that a company or product with a unique value proposition is still required to demonstrate that value proposition, but is not required to change consumer behavior itself – only the brand or product to which that behavior pertains.

The staggering size and continued growth of loyalty rewards programs is impressive, especially given the hassle and drawbacks on the consumer side of the equation. In general, people do not like carrying a dozen cards, filling out a dozen forms, and giving away their personal information at every register.

On the other hand, these existing flaws leave a wide-open opportunity for a loyalty network to create new value. It is possible or even likely that programs would enjoy higher growth and member activity levels, and greater continued success without these key issues.

The primary focus of the Loyalty Industry has been on that 0.3% of US businesses with 500+ employees. Even among that category, there is significant room for improvement in the product on both the merchant and customer end, but it leaves over 97% of the market either lacking a good loyalty product altogether, paying too much for an oversized loyalty program (i.e., one designed for the larger firms), or designing their own rudimentary program (i.e., such as a punch-card system, or “Buy 10, Get one free” card).

Growth History

The three points below demonstrate that, despite heavy competition and even nearly complete market penetration, consumers are not yet ‘saturated’ by loyalty programs – they are neither indifferent nor unresponsive to new or effective rewards offerings.

(a)      Rapid Growth..

(b)      Value Responsiveness. As airlines have decreased the value of their rewards points, hotel loyalty programs have seen higher and more active membership. This direct relationship between value and active participation would indicate that consumers are not only responsive to rewards programs, but actively seeking a good deal in the marketplace.

(c)      Specific Rewards. Financial service loyalty programs are enjoying the most rapid growth – with 239 million total members and 164% growth since 2000.

Overall, trends seem to indicate that loyalty rewards programs will continue to grow, and that consumers are responsive to better value offerings in the marketplace. Together, these facts indicate that an innovative new product that represents real value should be able to gain real market share.

Market Orientation

Merchants: Discounts bring in customers but do not accumulate customer demographics and spending data to help the merchants’ with future marketing efforts. The Customer Relationship Management Software offers a way for merchants to get customer profiles and helps them fine tune their marketing for future success. Merchants want to enroll in the Help International, Inc. Network to get new loyal customers and give new incentives to current customers.

Loyalty as Marketing: For merchants, loyalty programs are first and foremost a marketing effort. They offer the opportunity to create new customers and to reward repeat customers. This may include offerings like a discount card, rebate card, member card, VIP card, coupons, frequent flier miles, hotel points, or accumulated earnings towards specific purchases – such as a car, electronics, or college.

The underlying assumption of these programs from the outset was that lower price, rebates and giving ‘points’ towards something the customer wants is a good incentive that will promote more and larger purchases. With each purchase, customers feel like they are ‘getting’ something extra in return – a bonus that seeks to ease the sticker shock of a long register receipt.

Loyalty and CRM: In addition to their role as marketing, more sophisticated loyalty programs may allow merchants to analyze and assess aggregate data on customer spending, demographics and purchasing trends. Use of this data to improve offerings and target customer needs is referred to as CRM or Customer Relationship Management. In the loyalty world, effective use of this data may very well lead to deeper understanding of various customer segments, and thereby lead to increased average ticket size and increased profit-per-customer.

Charities and Schools: Charities and schools participating in the program benefit from their members making purchases with a percentage of those dollars coming back to the charity or school as a donation. The donations continue to flow to the charity or school as their supporters continue to shop.

Consumers: Consumers benefit by earning points, cash back, discounts, and/or rewards with every purchase they make at a merchant enrolled in the Help International, Inc. Network. The concept of Help International, Inc. instinctively awakens in each individual his/her desire to pitch in and help to improve our planet for future generations.

Barriers to Entry

Merchant Market Analysis

As it stands today, the delivery of most loyalty solutions for merchants is fragmented and inefficient. Effective loyalty programs must not only assist merchants in customer retention, but also customer acquisition, targeted marketing, segmentation and analysis, and other CRM functions. Based on the existing delivery platforms and the logistics of the industry, very few of these are effectively deliverable.

Closed Loop

Existing loyalty programs are ‘closed loop’ – a closed network system where the only information available is whatever the merchant puts on the system. An open-loop system, by contrast, could provide a global demographics platform to help merchants understand the makeup of their customer base, while also respecting the customers’ privacy and tracking loyalty.

Inefficient

Asking customers to sign up for a loyalty program usually requires filling out a lengthy form at the register. For every customer who actually signs up, it creates a longer wait at the register – a significant challenge for businesses based on rapid transactions and high transaction volumes. Everything from grocery stores to fast food chains to hotels and airlines all depend on getting customers through quickly to decrease the wait time in line. The primary system today of signing up at the register does not help achieve this goal.

Incomplete

The above point references the inefficiency from the merchant side. Due to the inefficiency as perceived from the customer side (i.e., “I don’t have time”), the merchant CRM databases and loyalty programs are incomplete databases. Most customers are rushed just to put their signature on a receipt – let alone to fill in a form with all of their personal data. These forms are likely to be filled out hastily if at all, and many customers are likely to skip filling them out at all – forgoing the loyalty program altogether.

Outdated Data

These databases have no way of automatically updating, and little (if any) practical opportunity for merchants to do so. From the day a new member signs up in most merchant loyalty programs, their data is quickly going outdated – for any moves, changes in family status, new jobs, etc. The merchant is, then, nearly entirely in the dark as to who the customer is and what she cares about.

Unknown Customers

It’s likely that most merchants have not more than 10% to 20% of their daily customer base tracked in a loyalty program with CRM. This leaves 80% to 90% of customers completely unknown to the merchant. It’s the rare customer who will even carry all the loyalty cards he or she has – meaning that what appear to be ‘unknown’ customers may actually be in the system, but not carrying their card on a given day or visit.

Fragmented

The majority of loyalty and CRM programs are set up on a one-off basis per merchant. Each merchant funds the cost of the technology build out, the software licensing (or development), the branding, strategy and implementation of the program. After all this expense, the only ‘value’ of these comes from the limited information merchants are able to gather from customers – as described above. Loyalty Program providers are in fierce competition with one another and keep this market fragmented, underutilized and wholly undervalued as a business sector. The integration of loyalty providers – into ‘coalitions’ – sharing technology, marketing, and even with a universal customer info backend where customers can choose to provide either demographic or personal data (at their own choosing) to particular merchants would integrate and improve the loyalty industry many times over. Further, fully updated data would improve merchant attempts to understand and respond to particular customer segments.

Features and Benefits

Loyalty Providers are essentially a service business – but they serve two distinct markets. They are a connection point between merchants and their customers. As such, they must functionally serve both the merchant and the consumer with effective value propositions.

Method of Value Propositions

Depending on the type of loyalty program, they may make a direct value proposition to the consumer, as UPromise does when it offers to help parents save towards their children’s college expenses. Other loyalty programs are the mere technology and service that allow the merchant to make a value proposition – as a grocery store might with its ‘preferred card’, for example. In that case, the loyalty program provider is merely providing the software, technology and service for a program entirely defined by the merchant. Finally, other loyalty programs may attempt to bring in new customers by advertising on behalf of local merchants – as the Entertainment book does with discount coupons to dozens of local merchants in various metro and suburban areas.

Merchant Value Propositions

More advanced loyalty programs offer more sophisticated value propositions to merchants – such as being able to understand and assess customer needs through aggregate and demographic data culled through a proprietary loyalty program. More rudimentary programs, such as the Entertainment book, offer the basic service of marketing, but little or nothing in the way of customer information or demographics.

Multiple Value Propositions

It is also important to consider that businesses need not choose only one loyalty program. Some businesses have not only their own program, but have signed on to up do a dozen affinity-based loyalty programs in search of new customers. This can actually become a problem if customers are members of more than one program – they have actually been known to receive ‘double rebates’ when both a member and merchant are signed up for multiple programs. From the merchant perspective, signing up for multiple loyalty programs that seek to bring in new customers is a ‘marketing’ activity. At the moment, there is no method of assurance that merchants enrolled in multiple loyalty programs will not pay out double. In fact, due to the way that these marketing loyalty programs are set up, merchants often do not know when they are paying out rebates – or when they are paying double rebates.

Member Value Propositions

Different loyalty programs may attempt to influence customer behavior through discounts, rebates, coupons, special offers, or even special perks – like upgrades, free items or other VIP treatment for exceptional members.

Strong Value Propositions

Changing member behavior requires strong value propositions – they need not necessarily be expensive, but they do need to be strong and well-positioned. Loyalty Programs, as a “service” to merchants and consumers, will be judged according to their features, pricing, and ability to provide innovative, new, or better value propositions to customers.

The Blended Value Proposition

Industry research indicates that a loyalty program offering hard benefits alone is more successful and profitable for the implementing company than a loyalty program offering soft benefits alone. However, the best outcomes are with a blended value proposition – mixing an appropriate combination of hard and soft benefits, with communication and dialogue strategies. In fact, hard benefits may be a mainstay of a successful loyalty program, but without complementary soft benefits, they may not be as effective as they should, and may often be too narrowly focused to produce sustained loyalty results.

Research assessing 2,000 loyalty programs found that a majority of failed loyalty programs lacked many or any soft benefits strategy. Among the failed programs, “77 percent had weak or no soft benefits; 75 percent had no demonstrated dialogue tactics with their best customers; 82 percent did not appear to use the customer information they collected to advance their program, refine their measures, or improve the value proposition for their members.”

Quality Creates Loyalty

Whatever it offers consumers, a loyalty program can only go so far to promote new or repeat business. In fact, the number one driver of loyalty is the quality of service and product. Quality is by far the most important factor in consumer selection. Recent research indicates that 52% of consumers consider that “quality is the most important factor” when selecting a brand. The next most important factor – price – trails far behind with only 29% of consumers selecting it as the most important. As a nice addendum here that dovetails with the Help International, Inc. business model – consumers report that when choosing between two brands of the same quality and price, social purpose is what would most affect consumers’ decision (41%), ahead of design and innovation (32%) and loyalty to the brand (26%).

The key point here for loyalty, however, is that quality creates loyalty. Merchants must deliver good products with good customer service. Further, a loyalty program that could help improve those aspects – or the feedback loops that drive their improvement – could be of significant benefit to a merchant or brand.

Competition

Factors of Competition

Different loyalty products compete across various factors and value propositions to merchants and members. For merchants, better value proposition (i.e., better CRM or functionality) has often come with a high price tag – but also with measurable gains in profits and sales to a finely-tuned program. For members, there is an ongoing debate about some of the key value propositions merchants can create through a loyalty program. The three key value sources in the debate are:

(1)       Dialogue

(2)       Hard Rewards

(3)       Soft Rewards

Competition among loyalty programs means creating improved sales, profits and customer retention through the implementation of these strategies. Merchants have many and varied approaches to using one or all of these. The combination of more than one approach is known as the ‘blended reward’.

Member ROI

Likely the most popular and discussed competition factor in our industry is “Hard Rewards,” which are measurable benefits in points or cash. Increases or decreases in Hard Rewards are shown to have a direct impact in member activity and ROI.

Member Treatment & Status

Another factor in promoting “real loyalty” is the adoption and effective use of “soft” rewards. Soft rewards are the good feelings a member gets by having a special status, receiving special treatment, or being recognized in a positive way. Soft rewards are an excellent way to promote customer retention and to increase the per-transaction amount.

Product Affinity

Another possible factor of competition is whether a loyalty program can leverage a product affinity to create loyalty to using a particular card. The ‘product affinity’ approach can be used with soft rewards, hard rewards or dialogue.

Competitive Analysis

There are many other loyalty programs that use obsolete technology.

Distribution Channels and Growth

Similar to the business models of Visa and MasterCard, our business model will utilize independent consultants (ISOs) who will market the reciprocal coopetition business model in which all parties participate on behalf of the company. This model represents the natural evolution for Visa and MasterCard salespeople to dramatically increase their business, as the multiple listing systems did for real estate.

Launch and Marketing Strategies

After a period of fundraising, forging new partnerships, and preparing marketing materials and launch events, the company hopes to initiate a significant launch & growth period.

Target Market Segmentation

The core target markets of Help International, Inc. will revolve primarily around (1) specific involvement in charitable activities, and (2) active participation in loyalty programs. Broken down further, those involved in the causes will be targeted first, and those active loyalty consumers in geographic areas where the Help International, Inc. launch begins.

Key market segmentation factors include:

(1)      Geography – where does the person live?

(2)      Social Engagement – is the person involved in the core purpose of a specific cause network?

(3)      Charitable Activity – is the person involved in any charity?

(4)      Loyalty Activity – is the person actively involved in loyalty programs?

The first factor of market segmentation, then, is a geographic factor – most members will be gathered near merchants who have already signed on to Help International, Inc..

The second key factor of segmentation relates to the initially selected charitable causes. Before and during the launch, those charitable causes under Help International, Inc. will target specific groups and individuals who are already active and involved in these specific causes – and who are likely to become active participants and word-of-mouth advocates.

Finally, consumers who are already aware and actively involved in loyalty programs should be excited to learn about the benefits of a universal loyalty Membership card – one that pays points when they shop, cash back, discounts, deals and other rewards at hundreds of thousands of stores. This segment of the market will likely be enthusiastic early adopters and become active participants.

Employees

As of August 10, 2016, we had one (1) part time employees, including management. We consider our relations with our employees to be good.

Description of Property

We currently lease office space at 21050 Centre Pointe Parkway, Santa Clarita, CA 91350, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2015 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments, except as may be required by law. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

Our Company is a Shell Company as defined in the Exchange Act of 1934. The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

As of December 31, 2015, we had $0 in current assets. Current liabilities at December 31, 2015, totaled $13,391. As of March 31, 2016, we had $0 in current assets and current liabilities totaled $18,046.

Our auditors have included a going concern opinion and the accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $70,307 as of March 31, 2016. The Company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $6,000 per month for the second 6 months of 2016. Expenses are expected to increase in the first half of 2017 due to a projected need to increase personnel.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected roll-out over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out at a slower pace. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive proceeds from investors through this offering, but there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional websites are rolled out, the Company believes it can Company its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2016/7 through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We did not generate any revenue from October 3, 2014 (inception) to December 31, 2015 nor during the three months ended March, 31, 2016. For the period ended December 31, 2015, our operating expenses were $13,391 and $4,655 for the three months ended March 31, 2016. As a result, we have reported a net loss of $14,891 for the year ended December 31, 2015 and a net loss of $5,029 for the three months ended March 31, 2016.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue’s of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Loss Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were 20,000,000 convertible preferred shares, convertible at 10 common shares for each preferred share, issued and outstanding for the period from inception through December 31, 2015 which were excluded from the calculation of diluted EPS due to their anti-dilutive effect.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Richard Stewart	68	Chairman of the Board, President, Secretary, Treasurer, Director

Directors, Executive Officers, Promoters and Control Persons

Richard Stewart, President, Secretary, Treasurer, Director, Sole Shareholder, age 68.

Throughout Mr. Stewart’s successful ventures in finance, commercial real estate, land and resort development, he has been known as a visionary leader and entrepreneur. He has been a founder and general partner of several successful companies. Throughout his career he has directly raised over $150 million in capitalization for land, resort, office and other commercial real estate ventures. Mr. Stewart successfully developed, owned and operated resort destinations in California-including Bass Lake Resort, Ahwahnee Resort, Merced River Resort, Pismo Creekside Resort and Greenbrier River Resort. While operating these resorts, Mr. Stewart pioneered a cooperative-competition business model (known as ‘rights to use’) that vastly increased sales and profits for participating ‘coopetition’ members - a precursor to timeshare. In the last five years, Mr. Stewart has invested significantly in positioning within the loyalty industry, and in placing Source, Inc. at the center of innovation and intellectual property in the area of loyalty-based transactions. He is the founder and visionary of Source, Inc. – a Delaware corporation, LoyaltyShare™ - a technology platform, and Help Worldwide, Inc., – a Delaware corporation - each of which applies a coopetition business model to the loyalty industry.

Mr. Stewart is 68 years of age and the sole executive officer of Help International, Inc. , the Nevada Corporation. There is, however, a Help Worldwide, Inc. in Delaware (which is a separate company), which has more than one executive officer.

The company has included all information regarding all promoters pursuant to Item 404(d)(2) of Regulation S-K.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Richard Stewart Chairman,	2014	$0	0		0	0	0	0	$0
Pres., Sec.., Treas., Dir.	2015	0	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of August 10, 2016.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2015. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply to have our common stock quoted on the market maker, OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors, which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of August 10, 2016, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)	Voting Power

Stewart Family Partners	21050 Centre Pointe Parkway, Santa Clarita, CA 91350	20,000,000 Preferred A shares (convertible into 200,000,000 common shares)	100%	99.5%
Excelsior Management LLC	2808 Cowan Circle, Las Vegas, NV 89107	100,000 common shares	100%	0.5%
All Directors and Officers as a Group (1 person)		20,000,000 Preferred A shares	100%	99.5%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of fully diluted shares outstanding on August 10, 2016.

Excelsior Managements only relationship with the issuer is that of the consulting agreement under which the shares were issued.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Help International, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

On October 3, 2014, Help Worldwide, Inc., – Delaware, a separate company owned by Richard G. Stewart, paid $50,000 for services on behalf of the Company. Richard G. Stewart is the sole director of the Company and holds 20,000,000 shares of preferred stock. Of the $50,000, $45,000 was paid to Excelsior in exchange for consulting services relating to structure and financing of the Company. Excelsior holds 100,000 shares of common stock in the Company. The $50,000 is accounted for as a current liability and will be repaid as soon as the Company secures the funds. This loan accrues interest at 3%. The interest expense for the year December 31, 2015 was $1,500 and from October 3, 2014 to December 31, 2014 is $387.

During 2015 and during the three months ended March 31, 2016, Help Worldwide, Inc. – Delaware, paid $10,014 and $3,802, respectively, of invoices on behalf of the Company for professional services. Any payments made on behalf of the Company by the Help Woroldwide, Inc. – Delaware are treated as an unsecured non interest bearing advance with the balance due on demand.

Since the Company’s inception, Help Worldwide - Delaware has also provided the Company with a small office space located at Centre Pointe Parkway, Santa Clarita, CA, 91350. This office space is provided free of charge until the Company establishes itself and it receives funding once the S-1 is approved. The value of the free office space is immaterial to the overall financial statements of the Company.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at August 10, 2016
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	100,000,000	100,000
Preferred A stock, $0.001 par value per share	25,000,000	20,000,000

 Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred A stock

Dividends: The holders of shares of the Series A Preferred Stock shall be entitled to participate in dividends and no such dividend shall be paid, or cumulate, with respect to the Series A Preferred Stock until such time as determined solely in the reasonable discretion of the Board of Directors.

No Liquidation Preference: In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive distribution by reason of their ownership thereof.

Conversion:

(A)        Conversion Rights. The Board of Directors of the corporation, using its reasonable discretion, shall determine, either quarterly or annually at its discretion, the mechanism for conversion and shall promptly give notice (the “Notice”) to the then current holders of the Series A Preferred Stock. Each such notice shall be dated by the Board of Directors as of the date it is actually sent to the holders of the Series A Preferred Stock. Each share of Series A Preferred Stock may be converted into ten (10) shares of Common Stock as fully paid and non-assessable Common Stock.

In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a)	20 to 33 1/3%,

b)	33 1/3 to 50%, or

c)	more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a)	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b)	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a)	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b)	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c)	representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a)	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b)	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c)	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

This registration pertains solely to an offering by the company. The Company may sell the shares of its common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	directly to investors;
•	to investors through agents;
•	to dealers; and/or
•	through one or more underwriters.

There will be a minimum component to this offering. The Company may make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, the Company may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices prevailing at the time of sale;
•	at negotiate prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time the Company sells shares, the Company will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. The Company may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension Companies, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Help International, Inc. in the amount of $0.50 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of Gewerter & Dowling, 1212 S. Casino Center, Las Vegas, NV 89104, (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterdowling.com. No counsel has or will receive, in connection with the offering, a substantial interest, direct or indirect, in the company.

EXPERTS

The balance sheets included in this prospectus as of December 31, 2014 and 2015 and the statement of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2015 and for the period from inception (October 3, 2014) and through December 31, 2014 have been audited by Malone Bailey, LLP, Houston, TX, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. No expert has or will receive, in connection with the offering, a substantial interest, direct or indirect, in the company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Help International, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

As the Company is filing an 8A concurrently with this registration statement, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

The Company has filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Help International, Inc. (formerly known as Help Worldwide, Inc.)

Santa Clarita, California

We have audited the accompanying balance sheets of Help International, Inc. (formerly known as Help Worldwide, Inc.) (the “Company”) as of December 31, 2015 and December 31, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2015 and for the period from October 3, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for the year ended December 31, 2015 and for the period from October 3, 2014 (inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has incurred recurring losses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 8, 2016

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

BALANCE SHEETS

	December 31, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:	$-	$-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$3,377	$-
Related party advances	10,014	-
Total current liabilities	13,391	-

LONG-TERM DEBT:
Loan from related party	50,000	50,000
Accrued interest - on related party loan	1,887	387
Total long-term debt	51,887	50,387

Total liabilities	65,278	50,387

STOCKHOLDERS’ DEFICIT:
Common stock: $0.001 par value; 100,000,000 authorized, 100,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014.	100	100
Converible Preferred A stock: $0.001 par value; 20,000,000 authorized, 20,000,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014.	20,000	20,000
Preferred B stock: $0.001 par value; 5,000,000 authorized, 0 shares issued and outstanding as of December 31, 2015 and December 31, 2014.	-	-
Additional paid-in capital	(20,100)	(20,100)
Accumulated deficit	(65,278)	(50,387)
Total stockholders’ deficit	(65,278)	(50,387)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See accompanying notes to Financial Statements.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

STATEMENTS OF OPERATIONS

		For the Period from
	For the Year	October 3, 2014
	Ended	(Inception) to
	December 31, 2015	December 31, 2014

OPERATING EXPENSES:
General and administrative	$13,391	$50,000
Total operating expenses	13,391	50,000

OTHER EXPENSE:
Interest expense	(1,500)	(387)
Total other expense	(1,500)	(387)

NET LOSS	$(14,891)	$(50,387)

Net loss per common share - basic and diluted	$(0.15)	$(0.95)

Weighted average of common shares outstanding - basic and diluted	100,000	52,809

See accompanying notes to Financial Statements.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR DECEMBER 31, 2015 AND FOR THE PERIOD OCTOBER 3, 2014 (INCEPTION) THROUGH DECEMBER 31, 2014

	Common		Preferred		Additional
	Stock		Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance October 3, 2014 - Inception	-	$-	-	$-	$-	$-	$-

Issuance of common stock to founder	100,000	100	-	-	(100)	-	-

Issuance of preferred stock to founder	-	-	20,000,000	20,000	(20,000)	-	-

Net Loss	-	-	-	-	-	(50,387)	(50,387)

Balance December 31, 2014	100,000	$100	20,000,000	$20,000	$(20,100)	$(50,387)	$(50,387)

Net Loss	-	-	-	-	-	(14,891)	(14,891)

Balance December 31, 2015	100,000	$100	20,000,000	$20,000	$(20,100)	$(65,278)	$(65,278)

See accompanying notes to Financial Statements.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

STATEMENT OF CASHFLOWS

		For the Period from
	For the Year	October 3, 2014
	Ended	(Inception) to
	December 31, 2015	December 31, 2014
Cash Flows from Operating Activities:
Net Loss	$(14,891)	$(50,387)
Adjustments to reconcile net loss to net cash used in operating activities:
Related party note payable issued for expenses paid on behalf of the Company	-	50,000
Changes in operating assets and liabilities:
Accounts payable	3,377	-
Accrued interest on related party loan	1,500	387
Net cash used in operating activities	(10,014)	-

Cash Flows from Financing Activities:
Advances from related party	10,014	-
Net cash provided by financing activities	10,014	-

NET DECREASE IN CASH	-	-
CASH AT BEGINNING OF THE PERIOD	-	-
CASH AT THE END OF THE PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND
FINANCING ACTIVITIES:
Issuance of common stock to founder	$-	$100
Issuance of preferred stock to founder	$-	$20,000

See accompanying notes to Financial Statements.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Help International, Inc. (“the Company”) (formerly known as Help Worldwide, Inc.) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization and Nature of Business

Help International, Inc. (the Company) was incorporated in the State of Nevada on October 3, 2014. On March 30, 2016, the Company changed its name from Help Worldwide, Inc., to Help International, Inc. The Company intends to license a unique patented technology that provides a way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations, although no license agreements have been entered into as of December 31, 2015. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to generate charitable donations with everyday shopping. Help International intends to create a loyalty Membership card incorporating points, discounts, rewards and charitable giving.

With a Help International Membership, members can earn points, discounts, deals, rewards, and cash back all while supporting a charity of their choice. This card can be swiped at any merchant and with the Membership; the member earns rewards no matter how they choose to pay: cash, check, credit or debit card. By joining Help International, members are able to support charitable causes in their local communities and/or globally with every transaction at a participating merchant.

The Company has no operating history other than organizational matters.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Loss Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were 20,000,000 convertible preferred shares, convertible at 10 common shares for each preferred share, issued and outstanding for the period from inception through December 31, 2015 which were excluded from the calculation of diluted EPS due to their anti-dilutive effect.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Stock-Based Compensation Policy

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans December 31, 2015 and 2014.

The Company’s stock based compensation for the year December 31, 2015 and from October 3, 2014 (date of inception) through December 31, 2014 was zero.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Recently Issued Accounting Pronouncements

In the period ended December 31, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The early adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Related Party

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company has a working capital deficit and has suffered recurring losses since inception. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

NOTE 3 – STOCKHOLDERS’ EQUITY

On November 14, 2014, the Company issued the 20,000,000 preferred A shares to Richard G. Stewart, our officer and director. The preferred A shares are entitled to participate in dividends, are convertible into ten (10) shares of common stock as fully paid and non-assessable common stock and shall have ten (10) votes for each share of preferred A shares. This issuance of stock represents the initial capitalization of the company and was accounted for as founder shares.

On October 3, 2014, the Company entered into a consulting agreement whereby the Company will issue 100,000 common shares in exchange for the consulting services. Pursuant to this agreement, 100,000 shares were issued on November 14, 2014. Because the company was newly formed and did not have any assets or operations, the shares were deemed to have a nominal value.

NOTE 4 – RELATED PARTY TRANSACTIONS

On October 3, 2014, Help Worldwide, Inc. – Delaware, a separate company owned by Richard G. Stewart, paid $50,000 for services on behalf of the Company. Richard G. Stewart is the sole director of the Company and holds 20,000,000 shares of preferred stock. Of the $50,000, $45,000 was paid to Excelsior in exchange for consulting services. Excelsior holds 100,000 shares of common stock in the Company. The $50,000 is accounted for as a loan payable to related party as of December 31, 2015 and 2014 and matures August 25, 2017. This loan accrues interest at 3%. The interest expense for the year ended December 31, 2015 is $1,500. The interest expense from October 3, 2014 to December 31, 2014 is $387. Outstanding accrued interest on this related party loan was $1,887 and $387 as of December 31, 2015 and 2014, respectively.

During 2015, Help Worldwide, Inc. – Delaware, a separate company owned by Richard G. Stewart, made advances to the Company to fund operations totaling $10,014. These advances are unsecured and bear no interest. Since the Company’s inception, Help Worldwide – Delaware has also provided the Company with a small office space located at 21050 Centre Pointe Parkway, Santa Clarita, CA 91350. This office space is provided free of charge until the Company establishes itself and it receives funding once the S-1 is approved. The value of the free office space is immaterial to the overall financial statements of the Company.

NOTE 5 – INCOME TAXES

The net operating loss carryover is $65,278 and $50,387 as of December 31, 2015 and 2014, respectively. $50,387 will expire in 2034 and $14,891 will expire in 2035. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

HELP INTERNATIONAL, INC.

(FORMERLY KNOWN AS HELP WORLDWIDE, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2015	December 31, 2014
Deferred tax asset attributable to:

Net operating loss carryover	$22,847	$17,635
Valuation allowance	(22,847)	(17,635)
Net deferred tax assets	$-	$-

NOTE 6 – SUBSEQUENT EVENT

The Company has evaluated subsequent events after the balance sheet through July 8, 2016, the date these financial statements were available to be issued and determined that there were none to disclose, other than the following:

During the period from January 1, 2016 through July 8, 2016, Help Worldwide, Inc. – Delaware, a separate company owned by Richard G. Stewart, made advances to the Company to fund operations totaling $12,707. These advances are unsecured, bear no interest and due on demand.

HELP INTERNATIONAL, INC.

BALANCE SHEETS

(UNAUDITED)

	March 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:	$-	$-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$4,230	$3,377
Related party advances	13,816	10,014
Total current liabilities	18,046	13,391

LONG-TERM DEBT:
Loan from related party	50,000	50,000
Accrued interest on related party loan	2,261	1,887
Total long-term debt	52,261	51,887

Total liabilities	70,307	65,278

STOCKHOLDERS’ DEFICIT:
Common stock: $0.001 par value; 100,000,000 authorized, 100,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015.	100	100
Convertible Preferred A stock: $0.001 par value; 20,000,000 authorized, 20,000,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015.	20,000	20,000
Preferred B stock: $0.001 par value; 5,000,000 authorized, 0 shares issued and outstanding as of March 31, 2016 and December 31, 2015.	-	-
Additional paid-in capital	(20,100)	(20,100)
Accumulated deficit	(70,307)	(65,278)
Total stockholders’ deficit	(70,307)	(65,278)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See accompanying notes to Unaudited Financial Statements.

HELP INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2016	March 31, 2015

OPERATING EXPENSES:
General and administrative	$4,655	$5,600
Total operating expenses	4,655	5,600

OTHER EXPENSE:
Interest expense	(374)	(370)
Total other expense	(374)	(370)

NET LOSS	$(5,029)	$(5,970)

Net loss per common share - basic and diluted	$(0.05)	$(0.06)

Weighted average of common shares outstanding - basic and diluted	100,000	100,000

See accompanying notes to Unaudited Financial Statements.

HELP INTERNATIONAL, INC.

STATEMENTS OF CASHFLOWS

(UNAUDITED)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2016	March 31, 2015
Cash Flows from Operating Activities:
Net loss	$(5,029)	$(5,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	853	2,100
Accrued interest on related party loan	374	370
Net cash used in operating activities	(3,802)	(3,500)

Cash Flows from Financing Activities:
Advances from related party	3,802	3,500
Net cash provided by financing activities	3,802	3,500

NET DECREASE IN CASH	-	-
CASH AT BEGINNING OF THE PERIOD	-	-
CASH AT THE END OF THE PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to Unaudited Financial Statements.

HELP INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Help International, Inc. (the Company) was incorporated in the State of Nevada on October 3, 2014. On March 30, 2016, the Company changed its name from Help Worldwide, Inc. to Help International, Inc. Help International intends to license a unique patented technology that provides a way consumer loyalty is tracked, rewarded and distributed for the benefit of non-profit organizations, although no license agreements have been entered into as of March 31, 2016. HELP stands for the Humanitarian Empowerment Loyalty Program and its goal is to generate charitable donations with everyday shopping. Help International intends to create a loyalty Membership card incorporating points, discounts, rewards and charitable giving.

With a Help International Membership, members can earn points, discounts, deals, rewards, and cash back all while supporting a charity of their choice. This card can be swiped at any merchant and with the Membership; the member earns rewards no matter how they choose to pay: cash, check, credit or debit card. By joining Help International, members are able to support charitable causes in their local communities and/or globally with every transaction at a participating merchant.

The Company has no operating history other than organizational matters.

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company as of December 31, 2015 and for the year then ended and notes thereto contained in the information filed as part of the Company’s Form S-1, which financial statements are included elsewhere herein.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has working capital deficit as of March 31, 2016 and has suffered recurring losses since inception. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

HELP INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

NOTE 4 – STOCKHOLDERS’ EQUITY

On November 14, 2014, the Company issued 20,000,000 preferred A shares to Richard G. Stewart, our officer and director. The preferred A shares are entitled to participate in dividends, are convertible into ten (10) shares of common stock as fully paid and non-assessable common stock and shall have ten (10) votes for each share of preferred A shares. This issuance of stock represents the initial capitalization of the company and was accounted for as founder shares.

On October 3, 2014, the Company entered into a consulting agreement whereby the Company will issue 100,000 common shares in exchange for the consulting services. Pursuant to this agreement, 100,000 shares were issued on November 14, 2014. Because the company was newly formed and did not have any assets or operations, the shares were deemed to have a nominal value.

NOTE 5 – RELATED PARTY TRANSACTIONS

On October 3, 2014, Help Worldwide, Inc. – Delaware, a separate company owned by Richard G. Stewart, paid $50,000 for services on behalf of the Company. Richard G. Stewart is the sole director of the Company and holds 20,000,000 shares of preferred stock. Of the $50,000, $45,000 was paid to Excelsior in exchange for consulting services. Excelsior holds 100,000 shares of common stock in the Company. The $50,000 has a stated maturity date of August 25, 2017, is accounted for as a loan payable to related party and will be repaid as soon as the Company secures the funds. This loan accrues interest at 3%. The interest expense for the three months ended March 31, 2016 and 2015 was $374 and $370, respectively. Outstanding accrued interest on this related party loan was $2,261 and $1,887 as of March 31, 2016 and December 31, 2015, respectively.

HWWID also pays, on the Company’s behalf, expenses of the Company. For the three months ended March 31, 2016, HWWID paid$10,014. There is no interest accrued on the balance due to HWWID related to these advances and the balance is due on demand. The outstanding balance on these related party advances was $13,816 and $10,014 as of March 31, 2016 and December 31, 2015, respectively. Since the Company’s inception, Help Worldwide – Delaware has also provided the Company with a small office space located at 21050 Centre Pointe Parkway, Santa Clarita, CA 91350. This office space is provided free of charge until the Company establishes itself and it receives funding once the S-1 is approved. The value of the free office space is immaterial to the overall financial statements of the Company.

HELP INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

NOTE 6 – SUBSEQUENT EVENT

The Company has evaluated subsequent all events that occurred after the balance sheet date through August 10, 2016, the date these financial statements were available to be issued, and determined there are no events to disclose, other than the following:

During the period from April 1, 2016 through August 10, 2016 Help International, Inc. – Delaware, a separate company owned by Richard G. Stewart, made advances to the Company to fund operations totaling $8,905. These advances are unsecured, bear no interest and due on demand.

Dealer Prospectus Delivery Obligation

Until_______________________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$1,162
Legal Fees and Expenses	5,000
Accounting Fees*	3,500
Miscellaneous*	50,338
Total	$60,000

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Prior to December 31, 2014, we issued a total of 100,000 common shares and 20,000,000 preferred A shares to management and a consultant. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Help International, Inc. dated October 3, 2014*
3.2	Bylaws dated November 14, 2014*
5.1	Opinion of Harold P. Gewerter, Esq.*
10.7	Subscription Agreement.*
23.1	Consent of Malone Bailey, LLP

* Previously filed.

Item 17. Undertakings

The undersigned hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a Companyamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-1

(iii)	include any additional or changed material information on the plan of distribution.

(2)           that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on August 10, 2016.

Help International, Inc.

By:	/s/ Richard Stewart
Richard Stewart, President, CEO, Sec., Treas.,
Chairman of the Board, Principal Executive Officer, Principal Accounting
Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on August 10, 2016.

Help International, Inc.

By:	/s/ Richard Stewart
Richard Stewart, President, CEO, Sec., Treas.,
Chairman of the Board, Principal Executive Officer, Principal Accounting
Officer